UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2015

FIRST NORTHWEST BANCORP
(Exact name of registrant as specified in its charter)

Washington	001-36741	46-1259100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 West 8th Street, Port Angeles, Washington	98362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (360) 457-0461

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2015, the Boards of Directors of First Northwest Bancorp (the “Company”) and its financial institution subsidiary, First Federal Savings and Loan Association of Port Angeles (“First Federal”), approved the First Federal Fiscal Year 2016 Cash Incentive Plan (the “Plan”).  The Plan is an annual cash incentive plan administered by the Compensation Committee of the Company’s Board.  The Plan provides executive officers of the Company and First Federal an opportunity to earn cash awards tied to the achievement of performance measures related to specified financial metrics for the Company or First Federal and/or individual performance criteria.  The performance measures comprise return on average assets, loan growth, deposit growth, nonperforming assets as a percentage of total assets, and operating expenses as a percentage of average assets.

       The Plan provides for potential payments to the participants with the amounts tied to achievement of the performance goals at “threshold,” “target,” and “stretch” performance levels. Target represents the expected level of achievement.  Threshold represents the minimum level of performance for which a payment will be made. Stretch represents outstanding performance resulting in a maximum level of payment.  Performance that meets threshold but is below target will be paid at the threshold rate.  Performance that meets target will be paid at target rate.  Performance exceeding target to just below stretch will be determined using straight line interpolation.  Performance meeting or exceeding stretch will be paid at the stretch rate.  Failure to reach threshold performance level for return on average assets and any other corporate performance measure (two of five) levels will result in no payment being made to the participant under the Plan.

    Each designated executive officer will enter into a separate participation agreementthat operates in connection with the Plan.  The participation agreement specifies, for that officer, and for the current Plan  year, the annual incentive targets, applicable weightings between corporate and team performance, the corporate performance measures, goals and weightings, the applicable team performance measures, goals and weightings, and any other provisions that the Committee determines to be necessary or appropriate.

The Plan is based on First Federal’s fiscal year, July 1, 2015 to June 30, 2016.  Generally, performance goals are defined at the beginning of the Plan year. Rewards attributable to a particular Plan year are expected to be paid within 75 days following fiscal year end.  The effective date of the Plan is July 1, 2015.

The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan and the form of participation agreement, which are attached as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed herewith and this list shall constitute the exhibit index:

10.1	First Federal Fiscal Year 2016 Cash Incentive Plan.
10.2	Form of Participation Agreement under the First Federal Fiscal Year 2016 Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NORTHWEST BANCORP

Date: August 27, 2015	/s/Laurence J. Hueth
Laurence J. Hueth
President and Chief Executive Officer